EXHIBIT 32.1

CERTIFICATE PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Weyco Group, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2007 as filed with the Securities & Exchange Commission on the date hereof (the “Report”), I, Thomas W. Florsheim, Jr., Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Thomas W. Florsheim, Jr.

Thomas W. Florsheim, Jr.
Chief Executive Officer
August 9, 2007

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in type form within the electronic version of this written statement required by Section 906, has been provided to Weyco Group, Inc. and will be retained by Weyco Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.